SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 1, 2004

CROWN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Washington	0-17480	84-1097086
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:
(303) 534-1030
(Former name or former address, if changed since last report)

Item 5. Other Events

          Crown Resources Corporation announced that it will make a distribution of all of its 9,633,285 shares of Solitario Resources Corporation and such amount of cash as necessary to avoid the distribution of fractional shares of Solitario to holders of Crown's common stock as of the close of business on July 16, 2004. Crown has set July 26, 2004 for the distribution to holders of record as of July 16, 2004. Crown has estimated each holder of Crown will receive approximately 0.21 shares of Solitario for each share of Crown they own on July 16, 2004.

          The press release attached hereto as Exhibit 20.1 provides a full description of the material change.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
CROWN RESOURCES CORPORATION By: /s/ James R. Maronick James R. Maronick Chief Financial Officer

Dated: July 1, 2004

INDEX TO EXHIBITS
Exhibit Number 20.1
	Description Crown Resources Corporation's press release dated July 1, 2004.	Page number